                                                                      EXHIBIT 21

                                   AXCESS INC.

                           SUBSIDIARIES OF THE COMPANY



         Names of Subsidiaries                                State of Incorporation
         ---------------------                                ----------------------

         Sandia Imaging Systems Corporation                            Delaware

         Lasertechnics Marking Corporation                             Delaware